SCHEDULE 14C
                                 (Rule 14c-101)
            SECTION 1 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Check the appropriate box:

|_|      Preliminary information statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

|X|      Definitive information statement

                            EZCOMM ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  N/A
                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transactions applies:

                  N/A
                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  N/A
                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  N/A
                  --------------------------------------------------------------

         (5)      Total fee paid:

                  N/A
                  --------------------------------------------------------------

         |_|      Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                            EZCOMM ENTERPRISES, INC.
                           16-7 SAMJUNG-DONG, OJUNG-GU
                            BUCHEON, KYONGGI-DO KOREA

                                December 1, 2005



To the Holders of Common Stock of Ezcomm Enterprises, Inc.:

         Ezcomm Enterprises, Inc., a Delaware corporation ("COMPANY") obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote on the following actions (the "ACTIONS"), on November 2, 2005 and November 10, 2005, respectively:

         1.       A change in the Company's name to Eugene Science, Inc.

         2. A reverse split of the Company's outstanding common stock on a basis of 1 for 10.

         The details of the foregoing Actions and other important information are set forth in the accompanying Information Statement. The Board of Directors of the Company has unanimously approved the above Actions, which are expected to become effective on or about December 21, 2005.

         The record date for determining the stockholders entitled to notice of the stockholder resolutions regarding the name change is October 27, 2005. The record date for determining the stockholders entitled to notice of the stockholder resolutions regarding the reverse split is November 9, 2005.

         Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing Actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing Actions by less than unanimous written consent of the stockholders of the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                        By Order of the Board of Directors,

                                        /s/ Dr. Seung Kwon Noh
                                        -------------------------------------
                                        Dr. Seung Kwon Noh,
                                        Chief Executive Officer and President

                            EZCOMM ENTERPRISES, INC.

                              INFORMATION STATEMENT


               CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
                    CONSENT OF STOCKHOLDERS OWNING A MAJORITY
             OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

         This Information Statement is being furnished to the stockholders of Ezcomm Enterprises, Inc., a Delaware corporation ("COMPANY," "WE' or "US"), to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Delaware General Corporation Law ("DGCL").

         The Company's board of directors has determined that the close of business on November 2, 2005 is the record date for the stockholders entitled to notice about the actions authorizing the change in the name of the Company from "Ezcomm Enterprises, Inc." to "Eugene Science, Inc." The foregoing action is referred to herein as the "NAME CHANGE."

         The Company's board of directors has determined that the close of business on November 10, 2005 is the record date for the stockholders entitled to notice about the actions authorizing the reverse split of the Company's outstanding common stock on a basis of 1 for 10. The foregoing action is referred to herein as the "REVERSE SPLIT."

         Under Section 228 of the DGCL and the Company's Bylaws, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

         On November 2, 2005, stockholders who were the owners of record of 158,037,329 shares of the Company's Common Stock, representing approximately 51% of the outstanding voting securities of the Company, delivered to the Company a written consent authorizing and approving the Name Change. As such, no vote or further action of the stockholders of the Company is required to approve the Name Change.

         On November 10, 2005, stockholders who were the owners of record of 158,037,329 shares of the Company's Common Stock, representing approximately 51% of the outstanding voting securities of the Company, delivered to the Company a written consent authorizing and approving the Reverse Split. As such, no vote or further action of the stockholders of the Company is required to approve the Reverse Split.

         You are hereby being provided with notice of the approval of the Name Change and Reverse Split by less than unanimous written consent of the stockholders of the Company. However, under federal law, the Name Change and Reverse Split may not become effective until at least twenty
(20) days after this Information Statement has first been sent to stockholders.

         The executive offices of the Company are located at 16-7 Samjung-Dong, Ojung-Gu Bucheon, Kyonggi-Do Korea , and its telephone number is 82-32-676-6283.

         This Information Statement will first be mailed to stockholders on or about December 1, 2005, and is being furnished for informational purposes only.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

         No officer or director or principal stockholder has a substantial or material interest in the favorable outcome of the Name Change or Reverse Split other than as discussed herein.

CHANGE OF CONTROL

         On September 30, 2005, pursuant to an Exchange Agreement dated September 1, 2005 (the "EXCHANGE Agreement") by and among the Ezcomm Enterprises, Inc., Eugene Science, Inc., a Korean corporation ("EUGENE Science") and certain stockholders of Eugene Science (the "EUGENE SCIENCE STOCKHOLDERS"), we acquired approximately 89.5% of the issued and outstanding shares of Eugene Science in exchange for an aggregate of 272,790,924 shares of our Common Stock (the "EXCHANGE TRANSACTION"). We will continue to offer any remaining Eugene Science stockholders the opportunity to exchange their shares for our common stock on the same terms and conditions as provided in the Exchange Agreement, which may result in the issuance of up to approximately 32,094,000 additional shares of our Common Stock.

         In addition, and pursuant to the Exchange Agreement, we exchanged an equal amount of cash with the Eugene Science Stockholders (an aggregate of $103,514.48) and we assumed all of Eugene Science's outstanding options. As a result of the Exchange Transaction, Eugene Science is now our subsidiary, and the Eugene Science Stockholders hold approximately 89% of our voting stock on a fully-diluted basis. Prior to the Exchange Transaction we were a "shell company" as defined in Rule 12b-2 under the Exchange Act. In conjunction with the Exchange Transaction we also issued a warrant to purchase 7,073,760 shares of our common stock to WestPark Capital, Inc., at $0.17 per share as partial compensation for their investment banking services with respect to the Exchange Transaction.

         We are presently authorized under our Certificate of Incorporation to issue 480,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the Exchange Transaction we had 35,368,800 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Immediately after giving effect to the Exchange Transaction, we had 308,159,748 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our issued and outstanding common stock prior to the Exchange Transaction represented approximately 11% of our total common stock on a fully-diluted basis (assuming exercise of all Eugene Science stock options outstanding immediately prior the Exchange Transaction) immediately following the Exchange Transaction.

         Pursuant to the Exchange Agreement our former sole director, Dr. Peter Braun, resigned effective as of the closing of the Exchange Transaction and the following directors were appointed: Dr. Seung Kwon Noh (Eugene's Chief Executive Officer), Tae Hwan Lee (Eugene's Senior Vice President Marketing), Se Cheon Ahn (Eugene's Senior Vice President Plant/Manufacturing), and Tony Kim. The current size of the board is four members and may be increased by the board of directors to five members.

         Also effective as of the closing of the Exchange Transaction, our existing officers resigned and the following officers were appointed by the Board of Directors.

          Dr. Seung Kwon Noh..........     Chief Executive Officer and President

          Jae Hong Yoo................     Chief Financial Officer

          Dr. Eun Young Lee...........     Secretary


                                VOTING SECURITIES

         On each of the dates of the stockholder actions approving the Name Change and Reverse Split, there were 311,659,748 shares of Company common stock issued and outstanding.

         Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of the Company's common stock was necessary to authorize each of the Name Change and Reverse Split described herein.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding our common stock beneficially owned on November 1, 2005 for (i) each stockholder known to be the beneficial owner of 5% or more our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At November 1, 2005, we had 311,659,748 shares of common stock outstanding.

                                                   AMOUNT OF        PERCENT OF
                                                   BENEFICIAL       BENEFICIAL
          NAME OF BENEFICIAL OWNER                 OWNERSHIP        OWNERSHIP

                        DIRECTORS AND EXECUTIVE OFFICERS
Dr. Seung Kwon Noh (1)(2)...................      102,990,183          33.0%
Tony Kim (1)(3).............................       23,034,195           7.4%
Jae Hong Yoo (1)(4).........................        2,396,023           0.8%
Se Cheon Ahn (1)(5).........................          922,535           0.3%
Tae Hwan Lee (1)............................                0           0.0%
                               OTHER 5% HOLDERS
H&Q Asia Pacific (1)(6).....................       27,641,034           8.9%
Telos, LLC (7)..............................       23,034,195           7.4%
                            MANAGEMENT AS A GROUP
All Executive Officers and
   Directors as a group
   (4 persons) (2)(3)(4)....................      129,053,652          41.3%

(1) Address is c/o Eugene Science, Inc, 16-7 Samjung-dong, Ojung-ku, Pucheon, Kyonggi.

(2) Includes (i) 7,274,535 shares beneficially owned by Dr. Noh's spouse, and (ii) 9,213,678 shares held by OnBio Corporation, an entity of which Dr. Noh is an executive officer and has an ownership interest.

(3) Consists of 23,034,195 shares of common stock held by Telos, LLC, an entity of which Mr. Kim is a director and executive officer and has an ownership interest. Mr. Kim may be deemed to beneficially own the shares held by Telos, LLC, but disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(4) Includes 369,014 shares of common stock issuable upon exercise of outstanding stock options.

(5) Consists of 922,535 shares of common stock issuable upon exercise of outstanding stock options.

(6) Includes 1,500,000 shares held by APGF3 Korea Investment and 1,500,000 shares held by KGRF Korea Investment, both of which are affiliates of H&Q Asia Pacific.

(7) Address is 6300 Wilshire Blvd., Suite 1730, Los Angeles, California 90048. Mr. Kim is a director and executive officer and has an ownership interest in Telos, LLC.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of
Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2004, beneficial owners complied with the Section 16(a) filing requirements applicable to them.

                                   NAME CHANGE

         On October 27, 2005, the board of directors authorized a change in the name of the Company from "Ezcomm Enterprises, Inc." to "Eugene Science, Inc." and thereby, the filing of an amendment to Article FIRST of the Company's Certificate of Incorporation effecting such change.

         An amendment to the Certificate of Incorporation to change the Company's name requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote. On November 2, 2005, the Name Change was approved by written consent of holders representing approximately 51% of the outstanding voting securities of the Company. As such, no vote or further action of the stockholders of the Company is required to approve the Name Change. You are hereby being provided with notice of the approval of the Name Change by less than unanimous written consent of the stockholders of the Company.

         The Name Change will become effective on the close of business on the date we file the amendment to the Certificate of Incorporation with the Delaware Secretary of State, which will in no case be before the twentieth day after the date this Information Statement is first sent to stockholders. We anticipate that the effective date of the amendment will occur on or around December 21, 2005. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based upon its evaluation as to when the Name Change will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the amendment for up to twelve months. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Name Change if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

         A form of Certificate of Amendment to the Certificate of Incorporation of the Company effecting both the Name Change and the Reverse Split (discussed below) is attached to this Information Statement as EXHIBIT A.

                          REVERSE SPLIT OF COMMON STOCK

         On November 10, 2005, the board of directors authorized the Reverse Split to reduce the number of shares of outstanding common stock at the rate of one (1) share for every 10 shares of common stock then outstanding, and thereby, the filing of an amendment to Article FOURTH of the Company's Certificate of Incorporation effecting such change.

         An amendment to the Certificate of Incorporation to effectuate the Reverse Split requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote. On November 10, 2005, the Reverse Split was approved by the written consent of holders representing approximately 51% of the outstanding voting securities of the Company. As such, no vote or further action of the stockholders of the Company is required to approve the Reverse Split. You are hereby being provided with notice of the approval of the Reverse Split by less than unanimous written consent of the stockholders of the Company.

         The Reverse Split will change neither the number of authorized shares of common stock nor the par value per share of common stock. None of the rights of the common stock are being changed as a result of the Reverse Split and, therefore, the rights of the holders of common stock will remain unchanged, including the right of one vote for each share of common stock in any action requiring a vote of the holders of common stock, the right to liquidation proceeds after any preference shares, and the right to receive dividends when and if declared by the board of directors.

         The Company is presently authorized under its Certificate of Incorporation to issue 480,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. The Company is not proposing to reduce the amount of authorized shares of common stock. Following the Reverse Split, there will be approximately 31,116,597 shares of common stock outstanding. With an authorized number of 480,000,000 shares of common stock remaining unchanged (as described below), the Company will have 448,834,025 unissued shares that will be available for future issuance.

         The Reverse Split will be accomplished by amending our Certificate of Incorporation to include a paragraph in substantially the following form:

              "Effective as of the close of business on the date of filing this Amendment to the Certificate of Incorporation with the Delaware Secretary of State (the "Effective Time"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-tenth of one share (0.1) of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, one whole share of Common Stock.

              The Corporation's authorized shares of Common Stock, each having a par value of $0.0001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock."

         A form of Certificate of Amendment to the Certificate of Incorporation of the Company effecting both the Name Change and the Reverse Split is attached to this Information Statement as EXHIBIT A.

         The Reverse Split will become effective on the close of business on the date we file the amendment to the Certificate of Incorporation with the Delaware Secretary of State, which will in no case be before the twentieth day after the date this Information Statement has first been sent to stockholders. We anticipate that the effective date of the amendment will occur on or around December 21, 2005. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based upon its evaluation as to when the Reverse Split and Name Change will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the Amendment for up to twelve months. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split and Name Change, if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

         Stockholders do not have any dissenter or appraisal rights in connection with the Reverse Split. There will be no change in the number of stockholders as a result of the Reverse Split. There is no intention to take the Company private because of the Reverse Split or otherwise.

REASONS FOR REVERSE SPLIT AND SPECIAL TREATMENT

         The Company believes the recent per share price of the common stock may have an adverse effect on the marketability of its existing shares and the amount and percentage of transaction costs paid by individual stockholders. Based on the Company's current capital structure, the Company's ability to raise capital by issuing new shares may also be affected because the Company is very near its maximum authorization (before the increase in authorized shares described above).

         The Company believes that the Reverse Split may also be advantageous to the Company and its stockholders, because it may provide the opportunity for higher share prices based upon fewer shares outstanding. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

         As a general rule, potential investors who might consider making investments in the Company may be unwilling to do so when the company has a large number of shares issued and outstanding with little or no stockholders' equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as a general rule of experience. A reduction in the total outstanding shares may, without any assurance, make the Company's capitalization structure more attractive.

         While the Company's acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, but being considered, the Company believes that it is in the interests of the Company to adjust its capital structure in the direction of conformity with the NASDAQ structural requirements, including the minimum price per share. At the current date, even with the proposed changes, the Company would not likely meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes will meet the requirements for or any other exchange when, and if, the Company is otherwise qualified. There is no assurance that the Company will qualify for NASDAQ.

         There is no assurance that any effect of the price of the Company's stock will result, or that the market price for the Company's common stock, immediately or shortly after the Reverse Split becomes effective, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. The Company is proposing the steps it deems the best calculation to meet the market attractively, however, the Company cannot control the market's reaction. Further, there can be no assurances given that a higher market price, if it occurs as a result of the Reverse Split, will encourage more broker-dealers or investors to become involved in the Company's common stock.

         It should also be noted that the liquidity of the Company's common stock might be adversely affected by the Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split. The Company's board of directors anticipates, however, that the expected higher market price as a result of the Reverse Split will reduce, to some extent, the negative effects on the liquidity and marketability of the Company's common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

EFFECT OF REVERSE SPLIT

         To effect the Reverse Split, we will file the amendment to our Certificate of Incorporation with the Delaware Secretary of States. Upon the date the amendment to our Certificate of Incorporation becomes effective (the "EFFECTIVE DATE"), without further action by us or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Date will be converted into the right to receive a number of shares of common stock (the "NEW COMMON STOCK") calculated based on a Reverse Split ratio of one for ten shares. For example, if a stockholder presently holds 1,000 shares of common stock, that stockholder will hold 100 shares of common stock following the Reverse Split. The Reverse Split will be realized simultaneously for all the Company's common stock and the ratio will be the same for all the Company's common stock. The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except that, as described below, stockholders otherwise entitled to fractional shares as a result of the Reverse Split will be rounded up to a full share. The principal effect of the Reverse Split will be that:

         o there will be authorized 480,000,000 shares of common stock, of which approximately 31,165,975 shares shall be issued and outstanding to stockholders holding shares of common stock prior to the amendment, and 448,834,025 shares will be available for issuance by the Board of Directors; and

         o proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately preceding the Reverse Split.

         In addition, the Reverse Split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

EFFECT ON FRACTIONAL STOCKHOLDERS

         No fractional shares will be issued for any fractional share interest created by the Reverse Split, and stockholders will receive a full share of common stock for any fractional share interests created by the Reverse Split.

NO EXCHANGE OF STOCK CERTIFICATES REQUIRED.

         The Reverse Split will occur automatically on the Effective Date, regardless of when stockholders physically surrender their stock certificates for new stock certificates. When effected, our transfer agent, Signature Stock Transfer, will act as exchange agent ("EXCHANGE AGENT") to implement the exchange of stock certificates. As soon as practicable after the Effective Date, we or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our common stock ("OLD CERTIFICATES") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Stockholders would then receive a new certificate in exchange for certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. All expenses of the exchange of certificates will be borne by us.

                          YOU SHOULD NOT SEND YOUR OLD
                  CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU
                     HAVE RECEIVED THE LETTER OF TRANSMITTAL

ACCOUNTING CONSEQUENCES

         Upon the Reverse Split becoming effective, the par value per share of common stock will remain unchanged at $0.0001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased because there will be fewer shares of common stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the Reverse Split.

RISK FACTOR

         We cannot assure stockholders that the post-Reverse Split market price of our common stock will increase proportionately to the ratio for the Reverse Split. Further, the Reverse Split will result in an increase of approximately 280,000,000 post-Reverse Split shares of common stock available for future issuance. As such, should we determine to issue more common stock, the increased number of shares of common stock available for issuance due to the Reverse Split may result in the dilution of the currently outstanding common stock.

                              AVAILABLE INFORMATION

         Please read all the sections of this information statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by the company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission (Exchange Act File No. 000-50601) are incorporated in this Information Statement by reference and made a part hereof:

         (i)      Annual  Report on Form  10-KSB,  for the fiscal year ended May
                  31, 2005.

         (ii) Current Report on Form 8-K filed September 7, 2005, reporting execution of the Exchange Agreement with Eugene Science, Inc.

         (iii) Current Report on Form 8-K filed October 6, 2005, reporting the closing of the transactions contemplated by the Exchange Agreement with Eugene Science, Inc.

         (iv) Current Report on Form 8-K filed October 19, 2005, reporting the issuance and sale of certain unregistered securities.

         (v) Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2005.

         (vi) Schedule 14f-1 Information Statement filed September 9, 2005, reporting the proposed change in control of the Company as a result of the acquisition of Eugene Science, Inc.

         All  documents  filed by the company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this information statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this information statement and filed with the Commission prior to the date of this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

         The Company will provide without charge to each person to whom this information statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 16-7, Samjung-Dong, Ojung-Gu Bucheon, Kyonhhi-Do, Korea, and its telephone number is +82-32-676-6283.


EZCOMM ENTERPRISES, INC.

                                    EXHIBIT A



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EZCOMM ENTERPRISES, INC.


         The undersigned, Dr. Seung Kwon Noh, Chief Executive Officer of Ezcomm Enterprises, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Ezcomm Enterprises, Inc. The original name of the Corporation was Orcas Ltd., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 26, 1998.

         2. The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3.       Article   "FIRST"   of  the   Corporation's   Certificate   of
Incorporation, as amended, is hereby amended and restated as follows:

              "The name of this corporation is Eugene Science, Inc."

         4.       Article   "FOURTH"  of  the   Corporation's   Certificate   of
Incorporation, as amended, is hereby amended and restated as follows:

              "The total number of shares of stock which the Corporation is authorized to issue is five hundred million (500,000,000), of which four hundred eighty million (480,000,000) shall be Common Stock, par value $0.0001 per share, and twenty million (20,000,000) which shall be Preferred Stock. Effective as of the close of business on the date of filing this Amendment to the Certificate of Incorporation with the Delaware Secretary of State (the "Effective Time"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-tenth of one share (0.1) of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, one whole share of Common Stock.

              The Corporation's authorized shares of Common Stock, each having a par value of $0.0001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the __ day of ________, 2005.


                                          -------------------------------
                                          Dr. Seung Kwon Noh,
                                          Chief Executive Officer